UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 31, 2017

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 South 400 West

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 888-217-8720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Change in Control of Registrant
Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Certain Officers.

On March 31, 2017, Investview, Inc. (the “Company”) entered into a Contribution Agreement with the members of Wealth Generators, LCC, a limited liability company (“Wealth Generators”), each of which are accredited investors (“Wealth Generators Members”) pursuant to which the Wealth Generators Members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock of the Company (the “Wealth Generators Contribution”).  The closing of the  Wealth Generators Contribution occurred on March 31, 2017.  Considering that, following the contribution, the Wealth Generators Members control the majority of the Company’s outstanding common stock and the Company effectively succeeded its operations to Wealth Generators, it is considered the accounting acquirer in this reverse-merger transaction.  A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of Wealth Generators securities for the Company’s net monetary assets accompanied by a recapitalization.  Wealth Generators is the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of Wealth Generators.  As a result of the Wealth Generators Contribution, the following Wealth Generators Members received shares of common stock of the Company as follows:

Wealth Engineering LLC	408,144,751
CR Capital Holdings LLC	649,444,710
Herkimer Stone LLC	67,933,547
Maverick Holdings I, LLC	27,173,418
Adaugeo LLC	20,380,064
LP Ventures LLC	67,933,547
WealthColony LLC	101,900,321
Stephen Poulter	15,760,582

The Company is unaware of any arrangements, including any pledge, the operation of which may at a subsequent date result in a change in control of the Company.

On March 30, 2017, Nicholas Maturo and Louis Sagar resigned as directors of the Company. Dr. Louro resigned as an executive officer and director on April 6, 2017. On March 31, 2017, the board appointed Ryan Smith as a director of the Company. In addition, Ryan Smith and Annette Raynor were appointed as Chief Executive Officer and Chief Operating Officer, respectively. Except as set forth above, Mr. Smith has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Since 2013, Ryan Smith has served as the Chief Executive Officer of Wealth Generators, LLC. Mr. Smith has served as a partner of Peer Venture Partners. Mr. Smith received his BS Finance from University of Utah in 2003.

Since 2013, Annette Raynor has served as the Chief Operating Officer of Wealth Generators, LLC. Ms. Raynor holds her Series 65 Registered Investment Advisor license and is a licensed realtor in the State of New Jersey.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statement of Business Acquired

See exhibit index.

(b) Pro Forma Financial Information

See exhibit index.

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Contribution Agreement between Investview, Inc., Wealth Generators, LLC and the members of Wealth Generators, LCC dated March 31, 2017

99.1	Audited Financial Statements of Wealth Generators, LLC for the years ended March 31, 2017 and 2016 (to be filed by amendment)

99.2	Pro-Forma Financial Information (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By	/s/ William Kosoff
Name:	William Kosoff
Title:	Chief Financial Officer

Date: April 6, 2017